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                                                                EXHIBIT 10.16(c)

                            SECOND AMENDMENT TO LEASE

      SECOND AMENDMENT TO LEASE dated the 25 day of May, 1999 (this "Second Amendment") by and between LEXREAL ASSOCIATES LIMITED PARTNERSHIP, a New York limited partnership, as Landlord ("Landlord") and YOUNG BROADCASTING, INC., a Delaware corporation, as Tenant ("Tenant").

                              W I T N E S S E T H:

                              Preliminary Statement

      WHEREAS, by Lease dated March 29, 1990 (the "Original Lease"), Tenant leased from Lexreal Associates, Landlord's predecessor-in-interest, certain premises (the "Initial Premises") consisting of the entire rentable area of the forty-seventh (47th) floor of the building known as 599 Lexington Avenue, New York, New York 10022 (the "Building"); and

      WHEREAS, by First Amendment to Lease dated January 14, 1997 (the "First Amendment"; the Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease"), Tenant leased from Lexreal Associates certain additional premises (the "First Additional Premises") consisting of a portion of the rentable area of the twenty-second (22nd) floor of the Building; and

      WHEREAS, the Lease Term with respect to the Initial Premises is scheduled to expire on September 30, 2000, and the Lease Term with respect to the First Additional Premises is scheduled to expire on June 30, 2002.

      WHEREAS, Landlord and Tenant desire to extend the Lease Term solely with respect to the Initial Premises and otherwise modify the Lease upon the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant confirm and agree as follows:

      1. LEASE TERM WITH RESPECT TO THE INITIAL PREMISES. The Expiration Date of the Lease Term solely with respect to the Initial Premises is hereby amended to be May 31, 2009.

      2. RENT; BASE TAXES; BASE OPERATING EXPENSES.

            (a) Annual Fixed Rent. "Exhibit J" to the Lease is amended by substituting in lieu thereof a new "Exhibit J" as attached hereto.
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            (b) Base Taxes and Base Operating Expenses. Effective as of June 1,
1999, the Lease is amended such that, solely with respect to the Initial
Premises:

                  (i) Base Taxes shall mean actual Taxes for the Tax Year commencing on July 1, 1999 and ending on June 30, 2000.

                  (ii) Base Operating Expenses shall mean one-half of the sum of (A) the actual Operating Expenses for the Operating Year commencing on January 1, 1999 and ending on December 31, 1999 and (B) the actual Operating Expenses for the Operating Year commencing on January 1, 2000 and ending on December 31, 2000.

            Tenant shall continue to pay Tenant's Share of Taxes and Operating Expenses with respect to the First Additional Premises in accordance with the terms of the First Amendment.

      3. BROKERS.

            (a) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment other than GVA Williams Real Estate Co., Inc. (the "Broker"); and in the event any claim is made against Landlord by any other broker or agent alleging dealings with Tenant, Tenant shall defend Landlord against such claim, using counsel approved by Landlord, such approval not to be unreasonably withheld, and save harmless and indemnify Landlord on account of any loss, cost, damage and expense (including, without limitation, attorneys' fees and disbursements) which may be suffered or incurred by Landlord by reason of such claim.

            (b) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment other than the Broker; and in the event any claim is made against Tenant by any other broker or agent alleging dealings with Landlord, Landlord shall defend Tenant against such claim, using counsel approved by Tenant, such approval not to be unreasonably withheld, and save harmless and indemnify Tenant on account of any loss, cost, damage and expense (including, without limitation, attorneys' fees and disbursements) which may be suffered or incurred by Tenant by reason of such claim.

            (c) Landlord agrees that it shall be solely responsible for the payment of any brokerage commission or fee which may be due to the Broker pursuant to a separate agreement between Landlord and the Broker. Tenant acknowledges that, pursuant to such separate agreement, the Broker shall be entitled to additional commissions in connection with the extension or renewal of the Lease Term and/or the leasing by Tenant of any additional space in the Building. Tenant covenants that, in the event any claim is made against Landlord by any broker or agent alleging dealings with Tenant in connection with the extension or renewal of the


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Lease Term and/or the leasing by Tenant of any additional space in the Building
(other than the Broker and, solely to the extent of its involvement in connection with the original lease transaction, Edward S. Company, Inc.), Tenant shall defend Landlord against such claim, using counsel approved by Landlord, such approval not to be unreasonably withheld, and save harmless and indemnify Landlord on account of any loss, cost, damage and expense (including, without limitation, attorneys' fees and disbursements) which may be suffered or incurred by Landlord by reason of such claim.

      4. RETURN OF SECURITY DEPOSIT. Provided that no Event of Default (or any state of facts which, with the giving of notice or the passage of time, would constitute an Event of Default) shall then exist, effective as of June 1, 1999,
Section 20.22 of the Lease (Security Deposit) shall be deemed to be deleted, and within thirty (30) days thereafter Landlord shall return the Security Deposit to Tenant.

      5. OPTION TO EXTEND. Landlord and Tenant confirm and agree that Article 21 of the Lease (Option to Extend) shall continue in full force and effect solely with respect to the Initial Premises, modified as follows:

                  (i) In the second sentence of Section 21.2, the phrase "the one hundred twenty-fourth (124th) monthly anniversary of the Commencement Date" is hereby deleted and replaced with "the commencement of the Extended Term."

                  (ii) In the next to last sentence of Section 21.2, the phrase "the last day of the initial Lease Term" is hereby deleted and replaced with "May 31, 2009."

      6. FIRST RIGHT TO LEASE; CERTAIN OTHER SPACE.

            (a) Landlord and Tenant confirm and agree that Article 22 of the Lease (First Right to Lease) shall continue in full force and effect throughout the Lease Term as extended by this Second Amendment, modified as follows:

                  (i) In the first paragraph, the third sentence is hereby deleted and replaced with the following: "Annual Fixed Rent and Additional Rent with respect to any such Offered Space shall be as set forth in such offer."

                  (ii) The second paragraph is hereby deleted and replaced with the following: "For purposes of the first sentence of this Article 22, the term "lease" shall not include any lease entered into prior to June 1, 1999 for any portion of the First Refusal Space, any leasing


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                        pursuant to any option, commitment or right of first
                        refusal held by another tenant to expand the premises occupied by such other tenant, or the renewal or extension of an expiring lease with a then existing tenant. Any commitment from Landlord to Tenant to make Offered Space available shall impose no liability on Landlord if the then occupant thereof wrongfully fails to deliver possession at the time when its tenancy is scheduled to expire, but if delivery or possession of the Offered Space to which Tenant's rights of first refusal applies and as to which such right has been exercised, is delayed for more than one hundred twenty
                        (120) days following the date when the same was to have been made available to Tenant, Tenant shall have the right, within ten (10) days after the expiration of such 120-day period, to terminate Tenant's obligations in respect of such Offered Space, but not otherwise with respect to the Premises."

            (b) Landlord shall use reasonable efforts to keep Tenant apprised of other space in the Building consisting of approximately 2,000 to 7,600 rentable square feet which may become available for lease prior to June 30, 2002. The foregoing sentence shall not be construed to grant Tenant any rights to any such space and Landlord's failure to keep Tenant so apprised shall not be deemed to be a default of Landlord or to subject Landlord to any liability.

      7. MISCELLANEOUS. Promptly after the date of this Second Amendment, Landlord shall, at Landlord's sole cost and expense, take commercially reasonable action to reduce the sound volume and vibration of the Building systems affecting portions of the Initial Premises to a reasonable standard, including without limitation, the following action as identified by Landlord's consultant: (a) replacement of spring isolators in roof machine room floating bases and pipe hangers; (b) isolation of areas of piping within the local (47th floor) air-conditioning room with a sound-proofing material; and (c) improvements to roof mechanical room walls and insulation to mitigate noise transmitted through slab edge fire stopping.

      8. ANTENNA. Landlord and Tenant acknowledge that Tenant has installed a satellite dish on the roof the Building. Landlord agrees that such satellite dish may remain subject to the terms and conditions set forth in new Article 23 attached hereto, which Article 23 is hereby added to the Lease, and that, to Landlord's knowledge, such satellite dish is currently in compliance with said
Article 23.

      9. DEFINITIONS. All capitalized terms used herein shall have the same meaning as set forth in the Lease unless specifically otherwise provided herein.


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      10. EFFECT OF AMENDMENT. Except as set forth herein, the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by this Second Amendment.

      EXECUTED in one or more counterparts by persons or officers hereunto duly authorized as of the date and year first above written.

                               LANDLORD:

                               LEXREAL ASSOCIATES LIMITED PARTNERSHIP

                               By: Boston Properties, LLC, its General Partner

                                   By: Boston Properties Limited Partnership,
                                       its Manager

                                       By: Boston Properties, Inc.,
                                           its General Partner


                                           By: /s/ Robert E. Selsam
                                               ---------------------------------
                                                   Robert E. Selsam
                                                   Senior Vice President

                               TENANT:

                               YOUNG BROADCASTING, INC.


                               By: /s/ James A. Morgan
                                   -----------------------
                               Name: James A. Morgan
                               Title: Exec. V.P./CFO


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                                    EXHIBIT J

                          SCHEDULE OF ANNUAL FIXED RENT

               (As amended pursuant to Second Amendment to Lease)

INITIAL PREMISES

(a) From the end of the period provided for in Section 5.5 subpart (a) of the Lease through the day preceding the fifth (5th) anniversary of the Commencement Date, an Annual Fixed Rent of Four Hundred Thirty-Three Thousand Two Hundred and no/100 Dollars ($433,200.00); and

(b) From the fifth (5th) anniversary of the Commencement Date through May 31, 1999, an Annual Fixed Rent of Four Hundred Sixty-Three Thousand Six Hundred and no/100 Dollars ($463,600.00); and

(c) From June 1, 1999 through May 31, 2004, an Annual Fixed Rent of Four Hundred Eighty-Six Thousand Four Hundred and no/100 Dollars ($486,400.00); and

(d) From June 1, 2004 through the Expiration Date, an Annual Fixed Rent of Five Hundred Thirty-Two Thousand and no/100 Dollars ($532,000.00).

FIRST ADDITIONAL PREMISES

      From the First Additional Premises Commencement Date through the First Additional Premises Expiration Date, an Annual Fixed Rent of Seventy-Seven Thousand Eight Hundred Forty and no/100 Dollars ($77,840.00).


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                                   ARTICLE 23

                                     ANTENNA

      23.1 RIGHT TO INSTALL ANTENNA. (a) Landlord understands that during the Term Tenant may require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operation and use by Tenant of a communication antenna, microwave and/or satellite dish, together with related equipment, mountings and supports (collectively, the "Antenna") on the roof of the Building. Subject to the rights of other tenants in the Building, Landlord shall make available to Tenant, for Tenant's own use (and not for resale purposes) sufficient (as reasonably determined by Landlord) space on the roof of the Building for the Antenna at a location designated by Landlord. Tenant's use of the roof of the Building shall be on a non-exclusive basis. In connection therewith, and subject to the rights of other tenants in the Building, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Antenna, as well as reasonable space in the Building to run electrical and telecommunications conduits from the Antenna to the Premises. The installation of the Antenna shall constitute an Alteration and shall be performed at Tenant's sole cost and expense (including without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 8 hereof. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Antenna, including, without limitation, provisions relating to compliance with legal and insurance requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article 23 shall not be assignable by Tenant separate and apart from this Lease. The Antenna shall be treated for all purposes of this Lease as if the same were Tenant's Property.

            (b) Tenant shall use and maintain the Antenna so as not to cause any interference to other tenants in the Building or damage to or interference with the operation of the Building or Building systems. At the end of the Lease Term or at such earlier time as Tenant may elect to remove the Antenna, Tenant shall repair all damage to the Building caused by removal of the Antenna. If Tenant removes the Antenna prior to the expiration of the Lease Term and does not commence replacement of the same within sixty (60) days thereafter, Tenant shall have no further right to install any Antenna and the provisions of this Article 23 shall be void.

            (c) Tenant, at Tenant's sole cost and expense, shall paint and maintain the Antenna in white or such other color as Landlord shall determine and shall install such lightning rods or air terminals on or about the Antenna as Landlord may reasonably require.

      23.2 DISCONTINUANCE/RELOCATION. If any of the conditions set forth in this
Article 23 are not complied with by Tenant, then, without limiting Landlord's rights and remedies Landlord may otherwise have under this Lease, Tenant, upon written notice from Landlord, at Landlord's option, shall either (i) immediately discontinue its use of the Antenna and remove the same or (ii) reposition the Antenna to a location designated by Landlord if Landlord elects to permit such repositioning, all at Tenant's sole cost and expense. Notwithstanding the foregoing, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) relocate the Antenna to another area on the roof designated by Landlord at Tenant's sole cost and expense.

      23.3 LICENSE. Tenant shall promptly pay any tax, license, permit or other fees or charges imposed pursuant to any legal or insurance requirements relating to the installation, maintenance or use of the Antenna. Tenant acknowledges and agrees that the privileges granted Tenant under this Article 23 shall merely constitute a license and shall not, now or at any time after the installation of the Antenna, be deemed to grant Tenant a leasehold or other real property interest in the Building or an portion thereof. The license granted to Tenant in this Article 23 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination.